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                                                                   EXHIBIT 2(ii)


                              AMENDMENT NO. 1 TO
                     STOCK PURCHASE AND MERGER AGREEMENT

        THIS AMENDMENT NO. 1 TO STOCK PURCHASE AND MERGER AGREEMENT (this "Amendment No. 1") is made as of March 20, 1996, by and among AHP Holdings, Inc., a Connecticut corporation ("Holdings"), PARTNERS Health Plan of Pennsylvania, Inc., a Pennsylvania corporation (the "Company"), Coventry Corporation, a Delaware corporation ("Purchaser"), and Coventry Acquisition Corporation, a Tennessee corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub").


                                 WITNESSETH:

        WHEREAS, Holdings, the Company, Purchaser and Merger Sub are parties to that certain Stock Purchase and Merger Agreement dated as of December 18, 1995 (the "Purchase Agreement"); and

        WHEREAS, Holdings, the Company, Purchaser and Merger Sub desire to amend the Purchase Agreement in accordance with Section 11.3 thereof.

        NOW THEREFORE, for good and valuable consideration, received by Holdings, the Company, Purchaser and Merger Sub to each of their full satisfaction, each of Holdings, the Company, Purchaser and Merger Sub hereby covenants and agrees as follows:

1. Definitions. Capitalized terms used in this Amendment No. 1 without definition shall have the respective meanings assigned to them in the Purchase Agreement.

2. Section 3.1. Section 3.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

                3.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of Surviving Corporation until duly amended in accordance with the terms thereof and the PBCL, except that the name of Surviving Corporation shall be changed to a name that is not inconsistent with the terms of this Agreement.

3. Section 3.2. Section 3.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:


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                3.2   BY-LAWS. The By-Laws of the Company in effect at the
        Effective Time shall be the By-Laws of Surviving Corporation until duly amended in accordance with the terms thereof and the PBCL.

4. Section 6.1(b). Section 6.1(b) of the Purchase Agreement is hereby amended by deleting the second sentence of such Section 6.1(b) in its entirety and substituting the following therefor:

        Holdings owns, beneficially and of record, 4,957 Shares and all 2,955 outstanding shares of Preferred Stock.

5. Compliance with Obligations. To the best of each of Holdings' and the Company's knowledge, as of the date of this Amendment No. 1, each of Holdings and the Company has complied with its obligations under the Purchase Agreement. To the best of each of Purchaser's and Merger Sub's knowledge, as of the date of this Amendment No. 1, each of Purchaser and Merger Sub has complied with its obligations under the Purchase Agreement.

6. Effective Date. Upon the execution and delivery hereof by the parties hereto, the modifications described in this Amendment No. 1 shall be effective as of the date hereof for all purposes, as if the Purchase Agreement contained such modifications on such date.

7. Extent of Modifications. Except as expressly modified herein, all terms, conditions, covenants and agreements contained in the Purchase Agreement are hereby confirmed and ratified and shall continue in full force and effect.

8. Miscellaneous. (a) This Amendment No. 1 shall be binding upon and inure to the benefit of each of Holdings, the Company, Purchaser and Merger Sub and their respective legal representatives, successors and assigns.

        (b) This Amendment No. 1 may not be modified, amended or changed except in accordance with the procedures set forth in Section 11.3 of the Purchase Agreement.

        (c) This Amendment No. 1 shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania as provided in Section 11.6 of the Purchase Agreement.

        (d) The underlined Section headings in this Amendment No. 1 have been inserted herein for convenience of reference only and are not a part of this Amendment No. 1.

        (e) This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


ATTEST:                                    COVENTRY CORPORATION


By: /s/ Shirley R. Smith                   By:  /s/ Richard H. Jones
    ------------------------                    ---------------------------
Name: Shirley R. Smith                     Name: Richard H. Jones
Title: Secretary                           Title: Sr. Vice President,
                                                  Finance and Development


ATTEST:                                    COVENTRY ACQUISITION
                                           CORPORATION


By: /s/ Shirley R. Smith                   By:  /s/ Richard H. Jones
    ------------------------                    -----------------------------
Name: Shirley R. Smith                     Name: Richard H. Jones
Title: Secretary                           Title: Vice President




ATTEST:                                    PARTNERS Health Plan of
                                           Pennsylvania, Inc.


By: /s/ Roberta P. Schmidt                 By:  /s/ Steven W. Jones
    ------------------------                    -----------------------------
Name: Roberta P. Schmidt                   Name: Steven W. Jones
Title: Secretary                           Title: President




ATTEST:                                    AHP Holdings, Inc.


By: /s/ Charles H. Klippel                 By:  /s/ Diana G. Clark
    ------------------------                    -----------------------------
Name: Charles H. Klippel                   Name: Diana G. Clark
Title: Secretary                           Title: Asst. Vice President




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